SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 5
TO

FORM 10/A

GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934

BONE CARE INTERNATIONAL, INC.

(Exact name of Registrant as specified in its Charter)

Wisconsin (State or other Jurisdiction of Incorporation or Organization)	39-1527471 (I.R.S. Employer Identification No.)

1600 Aspen Commons, Suite 300 Middleton, Wisconsin (Address of principal executive offices)	53719 (Zip code)

Telephone: (608) 662-7800
(Address, Including Zip Code, and Telephone Number, Including
Area Code, of Registrant’s Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:
None

Securities to be registered pursuant to Section 12(g) of the Securities Exchange Act of 1934:

Common Stock, no par value
Preferred Stock Purchase Rights
(Title of class to be registered)

     On May 4, 2005, Bone Care International, a Wisconsin corporation (the “Company”), entered into an Agreement and Plan of Merger, dated as of May 4, 2005 (the “Merger Agreement”), with Genzyme Corporation (“Parent”) and its wholly-owned subsidiary Macbeth Corporation (“Acquisition Sub”).

     The Merger Agreement contemplates that Acquisition Sub will be merged with and into the Company (the “Merger”) and each outstanding share of the Company’s common stock will be converted into the right to receive $33.00 in cash, without interest.

     Immediately prior to the execution of the Merger Agreement, the Company and Wells Fargo Bank, N.A. (as successor to Norwest Bank Minnesota, National Association, the “Rights Agent”) entered into the Second Amendment to Rights Agreement, dated as of May 4, 2005 (the “Second Amendment”). The Second Amendment amends the Rights Agreement, dated as of April 15, 1996, between the Company and the Rights Agent, as amended by the First Amendment to Rights Agreement dated as of September 21, 1999, between the Company and the Rights Agent (as amended to date, the “Rights Agreement”).

     This amendment to the Company’s Registration Statement on Form 10 (the “Registration Statement”) is being filed for the purpose of amending the description of the Rights Agreement to reflect the Second Amendment, which is filed as Exhibit 4.3 hereto and is incorporated herein by reference. The following amends and restates Items 11 and 15 of the Registration Statement.

Item 11. Description of Registrant’s Securities to be Registered.

DESCRIPTION OF CAPITAL STOCK

     We are authorized to issue up to 28,000,000 shares of common stock, no par value, and 2,000,000 shares of preferred stock, par value $.001 per share. Our board of directors has designated 140,000 shares of the preferred stock as Series A Junior Participating Preferred Stock in connection with the rights described below.

Common Stock

     Holders of common stock are entitled to one vote for each share held on all matters submitted to our shareholders. All outstanding shares of common stock are validly issued, fully paid and nonassessable, except for certain statutory liabilities which may be imposed by Wisconsin law for unpaid employee wages. Wisconsin law provides that shareholders are personally liable to an amount equal to the par value of the shares owned by them, if the shares have a par value, and up to the price for which the shares without par value were issued, for all debts owing to employees for services performed for the corporation. Shareholders are not liable for wages to employees in excess of six months’ service for any individual employee. The common stock has no par value. Holders of common stock are entitled to any dividends as our board of directors may declare, so long as our funds are legally sufficient.

     If we liquidate, dissolve or wind-up our business, our assets will be distributed ratably to shareholders after satisfying our obligations to creditors. Holders of common stock do not have cumulative voting rights in the election of directors and do not have any preemptive, subscription or redemption rights.

Preferred Stock

     Our board of directors is authorized, subject to limitations prescribed by law or the rules of the Nasdaq Stock Market, to issue, without shareholder approval, up to 2,000,000 shares of preferred stock and to determine the preferences, limitations and relative rights of the preferred stock or any series of preferred stock. In connection with the adoption of our shareholders rights plan, our board of directors designated 140,000 shares as the Series A Junior Participating Preferred Stock. See “—Rights Agreement.”

Rights Agreement

     Our board of directors has adopted a shareholders rights plan. Under the shareholders rights plan, as amended, each share of common stock has associated with it one preferred share purchase right. The terms of the rights are set forth in a rights agreement between us and Wells Fargo Bank, N.A. (as successor to Norwest Bank Minnesota, National Association). The plan may have an anti-takeover effect by discouraging any person or group from acquiring in excess of 20% of our common stock.

     Under certain circumstances described below, each right would entitle its holder to purchase one two-hundredth of a share of Series A Junior Participating Preferred Stock for a price of $50.00 per one two-hundredth of a share, subject to adjustment. The rights are not presently exercisable and are transferable only with the related shares of common stock. The rights will not become exercisable or be evidenced by separate certificates or trade separately from the common stock prior to the occurrence of certain triggering events described below. In such an event, separate rights certificates would be issued and distributed representing one right for each share of common stock. There is no present market for the rights separate from the common stock and we cannot predict whether a trading market would develop with respect to the rights if the rights ever become exercisable.

     The rights would become exercisable at the specified exercise price upon the earlier to occur of:

•	10 business days after the first public announcement that any person or group (other than Bone Care, Dr. Mazess and their respective affiliates) has acquired beneficial ownership of 20% or more of our outstanding common stock; and

•	10 business days (unless delayed by our board of directors) after any person or group (other than Bone Care, Dr. Mazess and their respective affiliates) has commenced, or announced the intention to commence, a tender or exchange offer which would, upon its consummation, result in such person or group being the beneficial owner of 20% or more of our common stock.

Rights certificates will be distributed as soon as practicable after the rights become exercisable. Rights may not be exercised, however, following the occurrence of an event described below under the caption “Flip-In” prior to the expiration of our right to redeem the rights.

     On May 4, 2005, we announced that we had entered into an Agreement and Plan of Merger, dated as of May 4, 2005 (the “Merger Agreement”), with Genzyme Corporation (“Parent”) and its wholly-owned subsidiary Macbeth Corporation (“Acquisition Sub”). The Merger Agreement contemplates that Acquisition Sub will be merged with and into Bone Care International, Inc. (the “Merger”) and each outstanding share of our common stock will be converted into the right to receive $33.00 in cash, without interest.

     Immediately prior to the execution of the Merger Agreement, we amended the shareholders rights plan to prevent the rights from becoming exercisable by virtue of the execution, delivery, public announcement or consummation of the transactions contemplated by the Merger Agreement in accordance with its terms. The amendment also provides that the rights will terminate immediately prior to the Effective Time (as defined in the Merger Agreement) of the Merger.

     Flip-In

     After the rights become exercisable, the holders of the rights (other than the person who has triggered the exercisability of the rights and certain transferees of such person whose rights are voided) would be entitled to purchase common stock at a 50% discount.

     Flip-Over

     In the event that, on or after the date the rights become exercisable:

•	we merge into or consolidate with the person who has triggered the exercisability of the rights, or its affiliates, or, unless all holders of the outstanding shares of common stock are treated the same, we merge into or consolidate with any other person,

•	the person who has triggered the exercisability of the rights or its affiliates merges into us or, unless all holders of the outstanding shares of common stock are treated the same, any other person merges into us, or

•	we sell or transfer 50% or more of our consolidated assets or earning power to the person who has triggered the exercisability of the rights or its affiliates or, unless all holders of the outstanding shares of common stock are treated the same, we sell or transfer 50% or more of our consolidated assets or earning power to any other person (with limited designated exceptions), the holders of the rights (other than rights which have become void) would be entitled to purchase our common stock or the common stock of the person which acquires our business or assets at a 50% discount.

     Redemption of rights

     We may redeem the rights, in whole but not in part, at a redemption price of $.005 per right, subject to adjustment, at the direction of the board of directors, at any time prior to the earliest of:

•	10 business days after the first public announcement that any person or group has triggered exercisability of the rights,

•	the occurrence of any transaction described under the caption “Flip-Over,” or

•	April 13, 2006.

     Exchange of shares for rights

     At any time after any person or group has triggered exercisability of the rights and before any person (other than Bone Care, Dr. Mazess and their respective affiliates), together with its affiliates and associates, has become the beneficial owner of 50% or more of the outstanding shares of common stock, our board of directors may, at its option, exchange all or any part of the rights (other than rights which have become void) for shares of common stock at the exchange rate of one share of common stock (or one two-hundredth of a preferred share) per right, subject to adjustment.

     Terms of Series A Junior Participating Preferred Stock

     The Series A Junior Participating Preferred Stock which would be issuable upon exercise of the rights (should the rights become exercisable) would not be redeemable and would have the following terms which were designated by our board of directors:

•	Each holder of a preferred share would be entitled to receive a preferential quarterly dividend equal to 200 times the aggregate per share amount of all cash dividends, plus 200 times the aggregate per share amount (payable in kind) of all non-cash dividends and other distributions (other than in shares of common stock), declared on the common stock during the quarter, adjusted to give effect to any dilution event, such as a dividend on the common stock payable in shares of common stock or any subdivision, combination or reclassification of the common stock.

•	Each holder of a preferred share would be entitled to 200 votes on all matters submitted to a vote of our shareholders, voting together as a single class with the holders of our common stock and the holders of any other class of our capital stock having general voting rights, adjusted to give effect to any dilution event.

•	In the event we liquidate, each holder of a preferred share would be entitled to receive a preferential liquidation payment equal to 200 times the aggregate per share amount to be distributed to the holders of our common stock, adjusted to give effect to any dilution event, plus an amount equal to accrued and unpaid dividends and distributions on such preferred share, whether or not declared, to the date of such payment.

•	In the event of any merger, consolidation or other transaction in which the outstanding shares of common stock are exchanged for or converted into other capital stock, securities, cash and/or other property, each preferred share would be similarly exchanged or converted into 200 times the per share amount applicable to the common stock, adjusted to give effect to any dilution event.

Articles of Incorporation and By-laws

     Our articles of incorporation and by-laws contain terms which could have the effect of delaying, deferring or preventing a takeover attempt that you might consider to be in your best interest. These provisions are intended to enhance the likelihood of continuity and stability in the composition of and in the policies formulated by our board of directors. In addition, these provisions are also intended to ensure that our board of directors will have sufficient time to act in what it believes to be in our best interests and the best interests of our shareholders.

     Classified board of directors

     Our board of directors is divided into three classes of directors serving staggered three-year terms. The classification of directors has the effect of making it more difficult for shareholders to change the composition of our board of directors in a short period of time. At least two annual meetings of shareholders, instead of one, will generally be required to effect a change in a majority of our board of directors.

     Number of directors; filling vacancies; removal

     Our board of directors is designed to consist of at least five and no more than twelve members as fixed by the by-laws. The by-laws currently fix the number of directors at five. The by-laws provide that our board of directors, acting by majority vote of the directors then in office, may fill any newly created directorships or vacancies on our board of directors. The articles of incorporation and the by-laws provide that a director may be removed upon the affirmative vote of 80% of the outstanding shares entitled to vote for the election of such directors, and any vacancy so created may be filled by the affirmative vote of 80% of such shares.

     Super-majority vote

     In voting on a merger or consolidation by us with or into any other corporation, or sale, lease or exchange of all or substantially all of our property and assets, our articles of incorporation require the approval by an affirmative vote of 60% of the shares of common stock then entitled to vote.

     Shareholder advance notice requirements

     Our by-laws provide that for nominations for our board of directors or for other business to be properly brought by a shareholder before an annual or special meeting of shareholders, the shareholder must first have given notice thereof in writing to our Secretary. To be timely, a shareholder’s notice generally must be delivered not more than 90 days nor less than 60 days prior to the date of the meeting. In addition, the notice must contain, among other things, certain information about the shareholder delivering the notice and, as applicable, background information about each nominee or a description of the proposed business to be brought before the meeting.

     Preferred stock

     Although our board of directors has no intention at the present time of doing so, we could issue a series of preferred stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. Our board of directors will make any determination to issue such shares based on its judgment as to our best interests and the best interests of our shareholders. Our board of directors, in so acting, could issue preferred stock having terms that could discourage an acquisition attempt through which an acquiror may be able to change the composition of our board of directors, including a tender offer or other transaction that some, or a majority, of our shareholders might believe to be in their best interests or in which shareholders might receive a premium over the then-current market price of our common stock.

Certain effects of the rights plan

     The rights plan is designed to protect our shareholders in the event of unsolicited offers to acquire all of our common stock and other coercive takeover tactics which, in the opinion of our board of directors, could impair its ability to represent shareholder interests. The provisions of the rights agreement may render an unsolicited takeover more difficult or less likely to occur or might prevent such a takeover, even though such takeover may offer our shareholders the opportunity to sell their stock at a price above the then prevailing market rate and may be favored by a majority of our shareholders. See “—Rights Agreement.”

Certain Wisconsin Business Corporation Law provisions

     We are incorporated under the laws of the state of Wisconsin and conduct business from our corporate headquarters in Madison, Wisconsin. Accordingly, we are subject to several provisions of Wisconsin law which could have an anti-takeover effect.

     Restrictions on business combinations

     Wisconsin law provides that a resident domestic corporation, may not engage in a business combination with a person beneficially owning 10% of the voting power of the outstanding voting stock for three years after the date the person acquired its 10% or greater interest, unless the business combination, or the acquisition of 10% or greater interest, received prior approval by the corporation’s board of directors. After the three-year period, a business combination that was not so approved by the corporation’s board of directors can be consummated only if it is approved by the affirmative vote of a majority of the outstanding voting shares not beneficially owned by the 10% shareholder or is made at a specified formula price intended to provide a fair price for the shares held by noninterested shareholders.

     In addition, Wisconsin law provides that business combinations involving a person who beneficially owns, directly or indirectly, 10% or more of the voting stock of the corporation, or an affiliate of the corporation which beneficially owned, directly or indirectly, 10% or more of the voting stock of the corporation within the last two years and a Wisconsin corporation with total assets exceeding $1,000,000, a class of equity securities held of record by 500 or more persons, and with at least 100 shareholders of record with unlimited voting rights who are Wisconsin residents are subject to a supermajority vote of shareholders, in addition to any approval otherwise required. Under Wisconsin law, a business combination described above must be approved by 80% of the voting power of the corporation’s stock and at least two-thirds of the voting power of the corporation’s stock not beneficially held by the 10% shareholder who is party to the transaction or any of its affiliates or associates, in each case voting together as a single group, unless the following fair price standards have been met:

•	the aggregate value of the per share consideration is equal to the higher of:

•	the highest price paid for any common stock of the corporation by the

•	10% shareholder in the transaction in which it became a 10% shareholder or within two years before the date of the business combination,

•	the market value of the corporation’s shares on the date of commencement of any tender offer by the 10% shareholder, the date on which the person became a 10% shareholder or the date of the first public announcement of the proposed business combination, whichever is highest, or

•	the highest liquidation or dissolution distribution to which holders of shares would be entitled, and

•	either cash, or the form of consideration used by the 10% shareholder to acquire the largest number of shares, is offered.

Our articles of incorporation provide that neither Dr. Mazess, any affiliate of Dr. Mazess nor the estate, executor, administrator, conservator or beneficiaries of Dr. Mazess shall be subject to the fair price restrictions described above.

     Stock purchase restrictions

     Wisconsin law provides that, in addition to the vote otherwise required by law or the articles of incorporation of a Wisconsin corporation with total assets exceeding $1,000,000, a class of equity securities held of record by 500 or more persons, and with at least 100 shareholders of record with unlimited voting rights who are Wisconsin residents, the approval of the holders of a majority of the shares entitled to vote is required before such corporation can take certain action while a takeover offer is being made or after a takeover offer has been publicly announced and before it is concluded. Shareholder approval is required for the corporation to:

•	acquire more than 5% of its outstanding voting shares at a price above the market price from any individual or organization that owns more than 3% of the outstanding voting shares and has held such shares for less than two years, unless a similar offer is made to acquire all voting shares, or

•	sell or option assets of the corporation which amount to at least 10% of the market value of the corporation unless at least a majority of at least three independent directors vote not to have this provision apply to the corporation.

The restrictions described above may have the effect of deterring a shareholder from acquiring our shares with the goal of seeking to have us repurchase such shares at a premium over the market price or, alternatively, may deter a person from embarking on an acquisition in which shareholders might receive a premium for their stock over the then-current market price.

     Control share voting restrictions

     Wisconsin law provides that, absent a contrary provision in the articles of incorporation, the voting power of shares (including shares issuable upon conversion of convertible securities or upon exercise of options or warrants) of a Wisconsin corporation with total assets exceeding $1,000,000, a class of equity securities held of record by 500 or more persons, and with at least 100 shareholders of record with unlimited voting rights who are Wisconsin residents held by any person in excess of 20% of the voting power in the election of directors is limited to 10% of the full voting power of such excess shares unless, at a special meeting of shareholders, the affirmative vote of a majority of the voting power represented at the meeting and entitled to vote on the subject matter approve a resolution restoring full voting power to such shares. Shares of the corporation held or acquired from the corporation or acquired under an agreement entered into at a time when the corporation did not qualify for the specified treatment are excluded from the application of these provisions. The articles of incorporation provide that this provision of Wisconsin law should not in any way limit the voting power of any shares of capital stock owned by Dr. Mazess, any affiliate of Dr. Mazess or the estate, administrator, conservator or beneficiaries of Dr. Mazess.

Transfer agent and registrar

     The Transfer Agent and Registrar for the common stock is Wells Fargo Bank, N.A. (as successor to Norwest Bank Minnesota, National Association).

Item 15. Financial Statements and Exhibits.

                (b)  Exhibits

Exhibit	Exhibit
Number	Description
2.1	Agreement and Plan of Merger, dated as of May 4, 2005, among Genzyme Corporation, Macbeth Corporation and the Company (12) (Exhibit 2.1).

3.1(a)	Restated Articles of Incorporation of the Company (1) (Exhibit 3.1, Amendment No. 3 to Form 10/A).

3.1(b)	Articles of Amendment to Articles of Incorporation of the Company (2) (Exhibit 3.1(b)).

3.2	By-Laws of the Company (3) (Exhibit 3.2).

4.1	Shareholders Rights Agreement between the Company and Norwest Bank Minnesota, N.A. (1) (Exhibit 4.1, Amendment No. 3 to Form 10/A).

4.2	First Amendment to Shareholder Rights Agreement between the Company and Wells Fargo Bank, N.A., as successor to Norwest Bank Minnesota, N.A. (1) (Exhibit 4.2, Amendment No. 4 to Form 10/A).

4.3	Second Amendment to Rights Agreement, dated as of May 4, 2005, to the Rights Agreement, dated as of April 15, 1996, as amended by the First Amendment to Rights Agreement, dated as of September 21, 1999, between the Company and Wells Fargo Bank, N.A., as successor to Norwest Bank Minnesota, N.A. (12) (Exhibit 4.1)

10.1*	Incentive Stock Option Plan (1) (Exhibit 10.4).

10.2*	1996 Stock Option Plan (4) .

10.3	Amended and Restated License Agreement effective as of June 8, 1998, by and between the Company and Draxis Health, Inc. (5) (Exhibit 10.6).

10.4*	Form of Stock Option Agreement (2) (Exhibit 10.7).

10.5	Agreement, effective as of May 1, 1987, by and between the Wisconsin Alumni Research Foundation and the Company (confidential material appearing in this document has been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Act of 1933, as amended, and 17 C.F.R. 230.406 and 200.80 promulgated thereunder. Omitted information has been replaced with asterisks). (2) (Exhibit 10.8).

10.6*	2002 Stock Incentive Plan. (6) (Exhibit 4.6)

10.7*	2003 Stock Incentive Plan. (6) (Exhibit 4.7)

10.8	Co-Promotion Agreement dated as of July 14, 2004 between Cardinal Health PTS, LLC and the Company (7).

10.9*	Severance Agreement between the Company and Paul L. Berns (8) (Exhibit 10.9).

10.10*	Severance Agreement between the Company and James V. Caruso (8) (Exhibit 10.10).

10.11*	Severance Agreement between the Company and Brian J. Hayden (8) (Exhibit 10.11).

Exhibit	Exhibit
Number	Description
10.12*	Severance Agreement between the Company and Jeffrey J. Freitag (8) (Exhibit 10.12).

10.13*	Severance Agreement between the Company and Carmine J. Durham (8) (Exhibit 10.13).

10.14*	Severance Agreement between the Company and R. Andrew Morgan (8) (Exhibit 10.14).

10.15*	Severance Agreement between the Company and C. Basil Mundy (8) (Exhibit 10.15).

10.16*	Employment Agreement between the Company and Paul L. Berns (9) (Exhibit 10.1).

10.17*	Employment Agreement between the Company and James V. Caruso (9) (Exhibit 10.2).

10.18*	Employment Agreement between the Company and Brian J. Hayden (9) (Exhibit 10.3).

10.19*	Employment Agreement between the Company and Jeffrey J. Freitag (9) (Exhibit 10.4).

10.20*	Employment Agreement between the Company and Carmine J. Durham (9) (Exhibit 10.5).

10.21*	Employment Agreement between the Company and R. Andrew Morgan (9) (Exhibit 10.6).

10.22*	Employment Agreement between the Company and C. Basil Mundy (9) (Exhibit 10.7).

10.23*	Employment Agreement between the Company and Chrys Kokino (9) (Exhibit 10.8).

10.24*	Bone Care International, Inc. 2003 Stock Incentive Plan, as amended as of November 23, 2004 (10) (Exhibit 10.1).

10.25*	Employment Agreement between the Company and Charles W. Bishop (11) (Exhibit 10.1).

10.26*	Form of First Amendment to Severance Agreement (13)

(1)	Incorporated by reference to exhibits filed with the Company’s Form 10 Registration Statement (Registration Number 02-27854) filed under the Securities Exchange Act of 1934. Parenthetical references to exhibit numbers are to the exhibit numbers in the Form 10 or, if applicable, the amendment to the Form 10.

(2)	Incorporated by reference to exhibits filed with the Company’s Form S-1 Registration Statement (Registration Number 333-43923) filed under the Securities Act of 1933. Parenthetical references to exhibit numbers are to exhibit numbers in the Form S-1.

(3)	Incorporated by reference to the exhibits filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 1999 (File No. 0-27854). Parenthetical references to exhibit numbers are to the exhibit numbers in the Form 10-Q.

(4)	Incorporated by reference to Exhibit 4.5 of the Company’s Registration Statement on Form S-B (Registration Number 333-55174) filed under the Securities Act of 1933.

(5)	Incorporated by reference to exhibits filed with the Company’s Form S-1/A Registration Statement(Registration Number 333-43923) filed under the Securities Act of 1933. Parenthetical references to exhibit numbers are to exhibit numbers in the Form S-1/A.

(6)	Incorporated by reference to exhibits filed with the Company’s Registration Statement on Form S-8 (Registration Number 333-111968) filed under the Securities Act of 1933. Parenthetical references to exhibit numbers are to the exhibit numbers in Form S-8.

(7)	Confidential material appearing in this document was omitted and filed separately with the Securities and Exchange Commission in accordance with Section 24(b) of the Securities Exchange Act of 1934, as amended, and rule 24b-2 promulgated thereafter. Omitted information was replaced with asterisks.

(8)	Incorporated by reference to the exhibits filed with the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2004 (File No. 0-27854). Parenthetical references to exhibit numbers are to the exhibit numbers in the Form 10-Q.

(9)	Incorporated by reference to the exhibits filed with the Company’s Current Report on Form 8-K filed October 15, 2004 (File No. 0-27854). Parenthetical references to exhibit numbers are to the exhibit numbers in the Form 8-K.

(10)	Incorporated by reference to the exhibits filed with the Company’s Current Report on Form 8-K filed November 29, 2004 (File No. 0-27854). Parenthetical references to exhibit numbers are to the exhibit numbers in the Form 8-K.

(11)	Incorporated by reference to the exhibits filed with the Company’s Current Report on Form 8-K filed April 29, 2005 (File No. 0-27854). Parenthetical references to exhibit numbers are to the exhibit numbers in the Form 8-K.

(12)	Incorporated by reference to the exhibits filed with the Company’s Current Report on Form 8-K filed May 4, 2005 (File No. 0-27854). Parenthetical references to exhibit numbers are to the exhibit numbers in the Form 8-K.

(13)	Filed herewith.

*	Indicates a management contract or compensatory plan or arrangement.

SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

BONE CARE INTERNATIONAL, INC.

Date: June 23 , 2005	By:	/s/ Brian J. Hayden

	Name:	Brian J.Hayden
	Title:	VP Finance

INDEX TO EXHIBITS

Exhibit	Exhibit
Number	Description
2.1	Agreement and Plan of Merger, dated as of May 4, 2005, among Genzyme Corporation, Macbeth Corporation and the Company (12) (Exhibit 2.1).

3.1(a)	Restated Articles of Incorporation of the Company (1) (Exhibit 3.1, Amendment No. 3 to Form 10/A).

3.1(b)	Articles of Amendment to Articles of Incorporation of the Company (2) (Exhibit 3.1(b)).

3.2	By-Laws of the Company (3) (Exhibit 3.2).

4.1	Shareholders Rights Agreement between the Company and Norwest Bank Minnesota, N.A. (1) (Exhibit 4.1, Amendment No. 3 to Form 10/A).

4.2	First Amendment to Shareholder Rights Agreement between the Company and Wells Fargo Bank, N.A., as successor to Norwest Bank Minnesota, N.A. (1) (Exhibit 4.2, Amendment No. 4 to Form 10/A).

4.3	Second Amendment to Rights Agreement, dated as of May 4, 2005, to the Rights Agreement, dated as of April 15, 1996, as amended by the First Amendment to Rights Agreement, dated as of September 21, 1999, between the Company and Wells Fargo Bank, N.A., as successor to Norwest Bank Minnesota, N.A. (12) (Exhibit 4.1)

10.1*	Incentive Stock Option Plan (1) (Exhibit 10.4).

10.2*	1996 Stock Option Plan (4) .

10.3	Amended and Restated License Agreement effective as of June 8, 1998, by and between the Company and Draxis Health, Inc. (5) (Exhibit 10.6).

10.4*	Form of Stock Option Agreement (2) (Exhibit 10.7).

10.5	Agreement, effective as of May 1, 1987, by and between the Wisconsin Alumni Research Foundation and the Company (confidential material appearing in this document has been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Act of 1933, as amended, and 17 C.F.R. 230.406 and 200.80 promulgated thereunder. Omitted information has been replaced with asterisks). (2) (Exhibit 10.8).

10.6*	2002 Stock Incentive Plan. (6) (Exhibit 4.6)

10.7*	2003 Stock Incentive Plan. (6) (Exhibit 4.7)

10.8	Co-Promotion Agreement dated as of July 14, 2004 between Cardinal Health PTS, LLC and the Company (7).

10.9*	Severance Agreement between the Company and Paul L. Berns (8) (Exhibit 10.9).

10.10*	Severance Agreement between the Company and James V. Caruso (8) (Exhibit 10.10).

10.11*	Severance Agreement between the Company and Brian J. Hayden (8) (Exhibit 10.11).

10.12*	Severance Agreement between the Company and Jeffrey J. Freitag (8) (Exhibit 10.12).

Exhibit	Exhibit
Number	Description
10.13*	Severance Agreement between the Company and Carmine J. Durham (8) (Exhibit 10.13).

10.14*	Severance Agreement between the Company and R. Andrew Morgan (8) (Exhibit 10.14).

10.15*	Severance Agreement between the Company and C. Basil Mundy (8) (Exhibit 10.15).

10.16*	Employment Agreement between the Company and Paul L. Berns (9) (Exhibit 10.1).

10.17*	Employment Agreement between the Company and James V. Caruso (9) (Exhibit 10.2).

10.18*	Employment Agreement between the Company and Brian J. Hayden (9) (Exhibit 10.3).

10.19*	Employment Agreement between the Company and Jeffrey J. Freitag (9) (Exhibit 10.4).

10.20*	Employment Agreement between the Company and Carmine J. Durham (9) (Exhibit 10.5).

10.21*	Employment Agreement between the Company and R. Andrew Morgan (9) (Exhibit 10.6).

10.22*	Employment Agreement between the Company and C. Basil Mundy (9) (Exhibit 10.7).

10.23*	Employment Agreement between the Company and Chrys Kokino (9) (Exhibit 10.8).

10.24*	Bone Care International, Inc. 2003 Stock Incentive Plan, as amended as of November 23, 2004 (10) (Exhibit 10.1).

10.25*	Employment Agreement between the Company and Charles W. Bishop (11) (Exhibit 10.1).

10.26*	Form of First Amendment to Severance Agreement (13)

(1)	Incorporated by reference to exhibits filed with the Company’s Form 10 Registration Statement (Registration Number 02-27854) filed under the Securities Exchange Act of 1934. Parenthetical references to exhibit numbers are to the exhibit numbers in the Form 10 or, if applicable, the amendment to the Form 10.

(2)	Incorporated by reference to exhibits filed with the Company’s Form S-1 Registration Statement (Registration Number 333-43923) filed under the Securities Act of 1933. Parenthetical references to exhibit numbers are to exhibit numbers in the Form S-1.

(3)	Incorporated by reference to the exhibits filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 1999 (File No. 0-27854). Parenthetical references to exhibit numbers are to the exhibit numbers in the Form 10-Q.

(4)	Incorporated by reference to exhibit 4.5 of the Company’s Registration Statement on Form S-B (Registration Number 333-55174) filed under the Securities Act of 1933.

(5)	Incorporated by reference to exhibits filed with the Company’s Form S-1/A Registration Statement(Registration Number 333-43923) filed under the Securities Act of 1933. Parenthetical references to exhibit numbers are to exhibit numbers in the Form S-1/A.

(6)	Incorporated by reference to exhibits filed with the Company’s Registration Statement on Form S-8 (Registration Number 333-111968) filed under the Securities Act of 1933. Parenthetical references to exhibit numbers are to the exhibit numbers in Form S-8.

(7)	Confidential material appearing in this document was omitted and filed separately with the Securities and Exchange Commission in accordance with Section 24(b) of the Securities Exchange Act of 1934, as amended, and rule 24b-2 promulgated thereafter. Omitted information was replaced with asterisks.

(8)	Incorporated by reference to the exhibits filed with the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2004 (File No. 0-27854). Parenthetical references to exhibit numbers are to the exhibit numbers in the Form 10-Q.

(9)	Incorporated by reference to the exhibits filed with the Company’s Current Report on Form 8-K filed October 15, 2004 (File No. 0-27854). Parenthetical references to exhibit numbers are to the exhibit numbers in the Form 8-K.

(10)	Incorporated by reference to the exhibits filed with the Company’s Current Report on Form 8-K filed November 29, 2004 (File No. 0-27854). Parenthetical references to exhibit numbers are to the exhibit numbers in the Form 8-K.

(11)	Incorporated by reference to the exhibits filed with the Company’s Current Report on Form 8-K filed April 29, 2005 (File No. 0-27854). Parenthetical references to exhibit numbers are to the exhibit numbers in the Form 8-K.

(12)	Incorporated by reference to the exhibits filed with the Company’s Current Report on Form 8-K filed May 4, 2005 (File No. 0-27854). Parenthetical references to exhibit numbers are to the exhibit numbers in the Form 8-K.

(13)	Filed herewith.

*	Indicates a management contract or compensatory plan or arrangement.